Registration No. 333-9396
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                            AKTIEBOLAGET VOLVO (publ)
                  (Exact name of Registrant as specified in its
                                    charter)

                                  ------------

      Kingdom of Sweden         S-405 08 Goteborg           Not Applicable
       (State or other                Sweden               (I.R.S. Employer
      jurisdiction of)        (Address of principal       Identification No.)
      incorporation or          executive offices)
        organization

                                  -----------

                              VOLVO INVESTMENT PLAN
                              (Full Title of Plan)

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                              Charles H. Wood, Jr.
                          Volvo Construction Equipment
                               North America, Inc.
                                 One Volvo Drive
                      Asheville, North Carolina 28803-3447
                                 (828) 650-2003
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:
                             LAURA M. SIZEMORE, ESQ.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200

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
                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-9396) filed on September 14, 1998 with the Securities and Exchange Commission (the "Registration Statement"), of Aktiebolaget Volvo
(publ) (the "Company") registering 195,000 B shares (after split in 2007 equaling 975,000), par value SEK 5 per share, of the Company to be issued in respect of, and an indeterminate amount of interests in, the Volvo Investment Plan (the "Plan"). Effective December 22, 2006, the terms of the Plan were amended to terminate elective deferrals into the Volvo ADR Stock Fund under the Plan by participants in the Plan.

     As a result of the amendment of the Plan, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company and the Plan hereby remove from registration the B shares of the Company and the interests in the Plan that were registered but unsold under the Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, United States of America, on the 27 day of June, 2007.

                                           AKTIEBOLAGET VOLVO (publ)


                                           By:    /s/ TOMAS ERICSON
                                                  ------------------------------
                                           Name:  Tomas Ericson
                                           Title: Authorized representative in
                                                  the United States and
                                                  President of Volvo North
                                                  America Inc.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tomas Ericson, President of Volvo North America Inc., his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which he may deem necessary or advisable to enable Aktiebolaget Volvo (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with this Post-Effective Amendment No. 1 to Form S-8, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer and/or U.S. Representative of the Company) to such post-effective amendment, and to any and all amendments to such post-effective amendment, and to any and all instruments or documents filed as part of or in connection with such post-effective amendment or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


/s/ FINN JOHNSSON                                   June 13, 2007
--------------------------------------
Finn Johnsson
Chairman of the Board

/s/ PETER BIJUR                                     June 13, 2007
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Peter Bijur
Director

/s/ PER-OLOF ERIKSSON                               June 13, 2007
--------------------------------------
Per-Olof Eriksson
Director

/s/ LEIF JOHANSSON                                  June 13, 2007
--------------------------------------
Leif Johansson
President, Chief Executive Officer
and Director

/s/ TOM HEDELIUS                                    June 13, 2007
--------------------------------------
Tom Hedelius
Director

/s/ PHILIPPE KLEIN                                  June 13, 2007
--------------------------------------
Philippe Klein
Director

/s/ MARTIN LINDER                                   June 13, 2007
--------------------------------------
Martin Linder
Director

/s/ OLLE LUDVIGSSON                                 June 13, 2007
--------------------------------------
Olle Ludvigsson
Director

/s/ LARS WESTERBERG                                 June 13, 2007
--------------------------------------
Lars Westerberg
Director

/s/ JOHNNY RONNKVIST                                June 13, 2007
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Johnny Ronnkvist
Director

/s/ LOUIS SCHWEITZER                                June 13, 2007
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Louis Schweitzer
Director

/s/ YING YEH                                        June 13, 2007
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Ying Yeh
Director

/s/ PAR OSTBERG                                     June 13, 2007
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Par Ostberg
Senior Vice President,
Chief Financial Officer and
Principal Accounting Officer

/s/ TOMAS ERICSON                                   June 20, 2007
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Tomas Ericson
U.S. Representative

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Volvo Construction Equipment North America, Inc., as Administrator of the Volvo Investment Plan, has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, United States of America on the 27 day of June, 2007.

                                           VOLVO INVESTMENT PLAN


                                           By:    Volvo Construction Equipment
                                                  North America, Inc., as Plan
                                                  Administrator


                                           By:    /s/ CHARLES H. WOOD, JR., CPA
                                                  -----------------------------
                                           Name:  Charles H. Wood, Jr., CPA
                                           Title: Vice President of
                                                  Human Resource Management and
                                                  Administrations